UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2016

FTD Companies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35901	32-0255852
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3113 Woodcreek Drive Downers Grove, Illinois 60515 (Address of Principal Executive Offices) (ZIP Code)

Telephone: (630) 719-7800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02Results of Operations and Financial Condition.

On November 7, 2016, FTD Companies, Inc. (“FTD” or the “Company”) issued a press release announcing its financial results for the quarter and nine months ended September 30, 2016 and other financial information. A copy of the press release is furnished as Exhibit 99.1 to this report. The information in this Item 2.02 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2016, Christopher W. Shean, one of the Directors of the Company, was appointed interim President and Chief Executive Officer of the Company, effective immediately. Mr. Shean succeeds Robert S. Apatoff, who has stepped down from these positions and from the FTD Board of Directors. Mr. Apatoff will continue in a transitional advisory role to the Company through December 31, 2016. While he serves in this advisory role, Mr. Apatoff will receive salary and benefits equal to what he received under the terms of his existing employment agreement.

Under the terms of Mr. Apatoff’s employment agreement, he is entitled to certain severance benefits in connection with his departure from the Company, including (i) a cash severance payment equal to the sum of (A) two times his current annual salary and (B) two times his target bonus for 2016, (ii) a cash payment equal to his target bonus for 2016, (iii) reimbursement for 12 months of COBRA coverage for Mr. Apatoff and his spouse and dependents, and (iv) accelerated vesting of all of his outstanding equity awards, subject in each case to his compliance with certain covenants in the employment agreement.

In connection with his appointment as interim President and Chief Executive Officer, Mr. Shean will receive a restricted stock unit award covering a number of whole shares equal to $300,000 divided by the closing price of FTD’s common stock on the grant date, which will vest in full on the first anniversary of the grant date.  While he serves as interim President and Chief Executive Officer, Mr. Shean will also receive a salary of $50,000 per month and will be reimbursed for temporary housing expenses in the Chicago area.

The information required by Items 401(b), (d) and (e) and 404(a) of Regulation S-K with respect to Mr. Shean is incorporated by reference to FTD’s definitive proxy statement for its 2016 annual meeting of shareholders, as filed with the Securities and Exchange Commission on April 27, 2016.

In conjunction with these leadership changes, the Company has also created an Office of the Chief Executive Officer, comprised of Becky A. Sheehan, Executive Vice President and Chief Financial Officer, Helen Quinn, Executive Vice President, U.S. Consumer Floral, and Scott D. Levin, Executive Vice President, General Counsel and Secretary, all of whom will report directly to Mr. Shean. The Board will conduct a formal executive search for the position of Chief Executive Officer.

Item 7.01Regulation FD Disclosure.

In connection with the actions described in Item 5.02 above, the Company issued a press release. A copy of the press release is furnished as Exhibit 99.2 to this report.  The information in this Item 7.01 and Exhibit 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
99.1	Press Release dated November 7, 2016.
99.2	Press Release dated November 4, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTD COMPANIES, INC.
Dated:	November 7, 2016	By:	/s/ Becky A. Sheehan
		Name:	Becky A. Sheehan
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated November 7, 2016.
99.2	Press Release dated November 4, 2016.